AMENDED
                                   SCHEDULE A
                               DATED MAY 4, 2005
                                    TO THE
                         INVESTMENT ADVISORY AGREEMENT
                            DATED FEBRUARY 27, 1998
                          BETWEEN OAK ASSOCIATES FUNDS
                                      AND
                              OAK ASSOCIATES, LTD.

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

Portfolio:                                           Fee (in basis points)
----------                                           ---------------------

White Oak Select Growth Fund                                0.74%

Pin Oak Aggressive Stock Fund                               0.74%

Red Oak Technology Fund                                     0.74%

Black Oak Emerging Technology Fund                          0.74%

Live Oak Health Services Fund                               0.74%

Rock Oak Core Growth Fund                                   0.74%

River Oak Discovery Fund                                    0.90%